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                               EXHIBIT 10.3(e)(ii)
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                                OGDEN CORPORATION
                            RESTRICTED STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                 INTRODUCTION

     The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to automatically grant Restricted Stock to Non-Employee Directors with respect to fifty percent (50%) of their Retainer Fees and fifty percent (50%) of their Meeting Fees, thereby creating a means to raise the level of stock ownership by Non-Employee Directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     I.1 "BOARD" shall mean the Board of Directors of the Company.

     I.2 "CAUSE" shall mean (with regard to a Non-Employee Director's Termination of Directorship) an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

     I.3 "CHANGE IN CONTROL" shall have the meaning set forth in Article VII.

     I.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     I.5 "COMMON STOCK" shall mean the common stock, $.50 par value per share, of the Company.

     I.6 "COMPANY" shall mean Ogden Corporation and any successor by merger, consolidation or otherwise.

     I.7 "DISABILITY" shall mean the inability of the Non-Employee Director to perform his material duties as a director of the Company due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) consecutive days. The existence or nonexistence of a Disability shall be determined by a physician agreed in good faith to by the Non-Employee Director and the Board.

     I.8 "EFFECTIVE DATE" shall mean February 17, 2000.


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     I.9 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     I.10 "FAIR MARKET VALUE" shall mean, on any date, (i) the closing price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the Nasdaq Stock Market, Inc. or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by a qualified appraiser selected by the Board. Notwithstanding anything herein to the contrary, the fair market value of a share of Common Stock on any date means the price for Common Stock set by the Board in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average prices of the Common Stock reported on the principal national securities exchange on which it is then traded on the Nasdaq Stock Market, Inc. during a reasonable period designated by the Board.

     I.11 "MEETING FEE(S)" shall mean any fees to which a Non-Employee Director is entitled for attending Board meetings (including by telephonic means) or for attending the meetings of any Board committee (including by telephonic means) of which the Non-Employee Director is a member. Meeting Fees shall not include expense reimbursements, amounts realized upon the exercise of a stock option, Restricted Stock or any other amounts paid to the Non-Employee Director.

     I.12 "NON-EMPLOYEE DIRECTOR" shall mean any non-employee director of the Company who is not an employee of the Company.

     I.13 "PLAN" shall mean the Ogden Corporation Restricted Stock Plan for Non-Employee Directors.

     I.14 "RESTRICTED STOCK" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article V.

     I.15 "RESTRICTION PERIOD" shall have the meaning set forth in Subsection 5.3(a).

     I.16 "RETAINER FEE(S)" shall mean the fee to which a Non-Employee Director is entitled for service on the Board as a director during a fiscal year of the Company. Retainer Fees shall not include expense reimbursements, amounts realized upon the exercise of a stock option, Restricted Stock or any other amounts paid to the Non-Employee Director.

     I.17 "RULE 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

     I.18 "TERMINATION OF DIRECTORSHIP" shall mean that the Non-Employee Director is has ceased to be a director (whether as a non-employee director or an employee director) of the Company.

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     I.19 "TRANSFER" or "TRANSFERRED" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                   ARTICLE II

                                 ADMINISTRATION

     II.1 THE BOARD. The Plan shall be administered and interpreted by the Board.

     II.2 AWARDS OF RESTRICTED STOCK. The Board shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing awards of Restricted Stock and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the awards of Restricted Stock as the Board, in its sole discretion, deems necessary or desirable, including the delegation of its administrative responsibilities.

     II.3 GUIDELINES. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Board may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

     II.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and Non-Employee Directors and their respective heirs, executors, administrators, successors and assigns.

     II.5 DESIGNATION OF CONSULTANTS/LIABILITY.

     (a) The Board may designate employees of the Company and professional advisors to assist the Board in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Board.

     (b) The Company or the Board may consult with and employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan (who may be, legal counsel, a consultant or agent of the Company) and may rely upon any opinion received from any such counsel or consultant and any computation received from any


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such consultant or agent. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Board, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award of Restricted Stock granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company, and to the extent not covered by insurance, each officer and member or former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to awards of Restricted Stock granted to him or her under this Plan.

                                   ARTICLE III

                           SHARE AND OTHER LIMITATIONS

     III.1 SHARES TO BE DELIVERED. Shares to be issued under the Plan shall be made available only from issued shares of Common Stock reacquired by the Company and held in treasury. The aggregate number of shares of Common Stock which may be issued under this Plan with respect to any award of Restricted Stock shall not exceed 100,000 shares (subject to any increase or decrease pursuant to Section 3.2). Notwithstanding the foregoing, if any shares of Restricted Stock awarded under this Plan to a Non-Employee Director are forfeited for any reason, the number of forfeited shares of Restricted Stock shall again be available for purposes of granting awards of Restricted Stock under the Plan.

     III.2 ADJUSTMENTS UPON CERTAIN EVENTS.

     (a) ADJUSTMENTS. The existence of the Plan and any award of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of the assets or business of the Company, or any other corporate act or proceeding.


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     (b) CAPITAL STRUCTURE. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Non-Employee Director under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Non-Employee Directors and their respective heirs, executors, administrators, successors and assigns.

     (c) FRACTIONAL SHARES. Fractional shares resulting from adjustment pursuant to Sections 3.2(a) or (b) shall be eliminated by rounding down for fractions less than one-half (1/2) and rounding up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

                                   ARTICLE IV

                                   ELIGIBILITY

     An award of Restricted Stock under this Plan may be automatically granted to Non-Employee Directors of the Company.

                                    ARTICLE V

                           AWARDS OF RESTRICTED STOCK

     V.1 AWARDS OF RESTRICTED STOCK. (a) AMOUNT OF AWARDS. The Company shall pay fifty percent (50%) of a Non-Employee Director's Retainer Fees and fifty percent (50%) of a Non-Employee Director's Meeting Fees in the form of Restricted Stock.

     (b) DATE OF GRANT. Awards that are attributable to Retainer Fees shall be made as of the first Board meeting of the Company's fiscal year, which shall be treated as the date of grant for such award of Restricted Stock. Awards of Restricted Stock that are attributable to Meeting Fees shall be made as of the last day of the calendar quarter in which the Board meetings and/or committee meetings occur, which shall be treated as the dates of grant for such awards; provided, however, that in the event a Change in Control, awards of Restricted Stock which would otherwise be made on the last day of the calendar quarter in which the Change in Control occurs, shall be made as of the date of the Change in Control. Unless the Board decides to take specific action at grant with respect to an award of Restricted Stock (provided that it is consistent with the Plan's terms), any grant to a Non-Employee


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Director of an award of Restricted Stock hereunder shall be automatic without further action by the Board or the stockholders of the Company.

     (c) DETERMINATION OF RESTRICTED STOCK AWARD. As of each date of grant, as determined in accordance with Section 5.1(b) above, each Non-Employee Director shall receive that number of shares of Restricted Stock determined by dividing
(i) the amount of Retainer Fees or Meeting Fees that the Non-Employee Director will receive in Restricted Stock, by (ii) (a) with respect to Retainer Fees, the Fair Market Value of the Common Stock on the date of grant of the Restricted Stock and (b) with respect to Meeting Fees, the average Fair Market Value for the calendar quarter in which any such meeting occurs. Any fractional shares of Restricted Stock resulting from the division of (i) by (ii) shall be eliminated by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     (d) SPECIAL 1999 AWARDS. (i) As of the Effective Date, the Company shall pay, in the form of Restricted Stock, fifty percent (50%) of the Meeting Fees attributable to meetings held between September 17, 1999 and December 31, 1999. Awards that are granted pursuant to this Section 5.1(d) shall be determined by dividing (A) the amount of the Meeting Fees waived between September 17, 1999 and December 31, 1999 and (B) the average of the high and low sales prices of a share of Common Stock on December 22, 1999. Any fractional shares of Restricted Stock shall be eliminated by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     (ii) In addition, as of the Effective Date, the Company shall pay 2000 shares of Restricted Stock to each Non-Employee Director who served on the Company's "Special Committee" of the Board.

   V.2 AWARDS OF RESTRICTED STOCK AND CERTIFICATES. Restricted Stock granted under this Article V shall also be subject to the following conditions:

     (a) PURCHASE PRICE. The purchase price for shares of Restricted Stock shall be their par value or, to the extent permitted by applicable law, zero.

     (b) AGREEMENT. Awards of Restricted Stock shall be evidenced by an agreement entered into between the Company and the Non-Employee Director. In the event that the Non-Employee Director is required to pay the purchase price for Restricted Stock in accordance with Section 5.2(a), such agreement must be accepted within a period of sixty (60) days (or such shorter period as the Board may specify at grant) after the award date by executing a Restricted Stock award agreement and by paying the purchase price, if any.

     (c) VESTING. Except as otherwise provided in Article VII, shares of Restricted Stock granted to a Non-Employee Director shall vest on the earliest to occur: (i) the three (3) month anniversary of the date of grant of the award of Restricted Stock; (ii) a Non-


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Employee Director's attainment of age seventy-two (72); (iii) a Non-Employee
Director's Disability; or (iv) a Non-Employee Director's death.

     (d) LEGEND. Each Non-Employee Director receiving an award of Restricted Stock under this Article V shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Board elects to use another system, such as book entries by the transfer agent, as evidencing ownership of an award of Restricted Stock. Such certificate shall be registered in the name of such Non-Employee Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award of Restricted Stock, substantially in the following form:

     "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ogden Corporation (the "Company") Restricted Stock Plan for Non-Employee Directors and an Agreement entered into between the registered owner and the Company dated ___________. Copies of such Plan and Agreement are on file at the principal office of the Company."

     (e) CUSTODY. If stock certificates are issued in respect of shares of Restricted Stock, the Board may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Non-Employee Director shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such award of Restricted Stock.

  V.3 RESTRICTIONS AND CONDITIONS ON AWARDS OF RESTRICTED STOCK. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article VI and the following restrictions and conditions:

     (a) RESTRICTION PERIOD; VESTING AND ACCELERATION OF VESTING. The Non-Employee Director shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Board (the "Restriction Period") commencing on the date of such award of Restricted Stock, as set forth in the Restricted Stock award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock.

     (b) RIGHTS AS STOCKHOLDER. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Board, the Non-Employee Director shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the vesting of shares of Restricted Stock, the right to tender such shares. The Board may, in its sole


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discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

     (c) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Non-Employee Director. All legends shall be removed from said certificates at the time of delivery to the Non-Employee Director, except as otherwise required by applicable law.

     V.4 TERMINATION OF DIRECTORSHIP FOR RESTRICTED STOCK. Unless otherwise determined by the Board at grant or thereafter, upon a Non-Employee Director's Termination of Directorship for any reason (other than death or Disability) during the relevant Restriction Period, all Restricted Stock subject to restriction shall be forfeited. Upon a Non-Employee Director's Termination of Directorship by the Company for Cause, all Restricted Stock subject to restriction shall be forfeited.

                                   ARTICLE VI

                               NON-TRANSFERABILITY

     Shares of Restricted Stock may not be Transferred prior to the date on which such shares are issued, or, if later, the date on which the Restriction Period lapses. No award of Restricted Stock shall, except as otherwise specifically provided by law or herein, be Transferable in any manner prior to the date on which the applicable Restriction Period lapses, and any attempt to transfer any share prior to the date on which the applicable Restriction Period lapses shall be void, and no award of Restricted Stock shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person.

                                   ARTICLE VII

                          CHANGE IN CONTROL PROVISIONS

     VII.1 BENEFITS. Upon the occurrence of a Change in Control of the Company, the restrictions to which any shares of Restricted Stock granted to a Non-Employee Director prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

     VII.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

     (a) the acquisition by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Company or
(ii) the combined voting power of the


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then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of a conversion privilege),
(ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if following such reorganization, merger or consolidation the conditions described in clause (iii) of paragraph (c) below are met.

     (b) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

     (c) the stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, limited liability entity or similar person, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     Notwithstanding the provisions of Section 7.2(b), in the event that there is any change prior to May 11, 2000 of more than one-third of the individuals who, as of the Effective Date, constitute the Board, such change shall be deemed to be a "Change in Control."

                                  ARTICLE VIII

                      TERMINATION OR AMENDMENT OF THE PLAN

     Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Non-Employee Director with


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respect to an award of Restricted Stock granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Non-Employee Director.

     The Board may amend the terms of any award of Restricted Stock theretofore granted, prospectively or retroactively, but, subject to Article III above or as otherwise specifically provided herein, no such amendment or other action by the Board shall impair the rights of any holder without the holder's consent.

                                   ARTICLE IX

                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Non-Employee Director has a fixed and vested interest but which are not yet made to a Non-Employee Director by the Company, nothing contained herein shall give any such Non-Employee Director any rights that are greater than those of a general creditor of the Company.

                                    ARTICLE X

                               GENERAL PROVISIONS

     X.1 REPRESENTATION AND LEGEND. The Board may require each person receiving shares pursuant to an award of Restricted Stock under the Plan to represent to and agree with the Company in writing that the Non-Employee Director is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on Transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     X.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

     X.3 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any award of Restricted Stock hereunder shall impose any obligation on the Company to retain any Non-


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Employee Director as a director nor shall it impose on the part of any
Non-Employee Director any obligation to remain as a director of the Company.

     X.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Non-Employee Director, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Non-Employee Director of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Code Section 83(b), a Non-Employee Director shall pay all required withholding to the Company.

     The Board may permit any such statutory withholding obligation with regard to any Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in case by the Non-Employee Director.

     X.5 LISTING AND OTHER CONDITIONS.

     (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an award of Restricted Stock shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed.

     (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an award of Restricted Stock is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or awards of Restricted Stock.

     (c) Upon termination of any period of suspension under this Section 10.5, any award of Restricted Stock affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension.

     X.6 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     X.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.


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     X.8 OTHER BENEFITS. No award of Restricted Stock payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     X.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any award of Restricted Stock hereunder.

     X.10 NO RIGHT TO SAME BENEFITS. The provisions of an award of Restricted Stock need not be the same with respect to each Non-Employee Director, and such awards of Restricted Stock to individual Non-Employee Directors need not be the same in subsequent years.

     X.11 SECTION 16(b) OF THE EXCHANGE ACT. All transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock, including, without limitation, the grant of Restricted Stock and any withholding of shares of Common Stock by the Company to satisfy required withholding are intended to comply with all exemptive conditions under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

     X.12 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     X.13 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                   ARTICLE XI

                                  TERM OF PLAN

     No award of Restricted Stock shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date Plan, but awards of Restricted Stock granted prior to such tenth anniversary may extend beyond that date.


                                      12-

                              EXHIBIT 10.3(E)(ii)

                          RESTRICTED STOCK AGREEMENT
                                 PURSUANT TO
                              OGDEN CORPORATION
                          RESTRICTED STOCK PLAN FOR
                           NON-EMPLOYEE DIRECTORS

                                                            February __, 2000

Dear [Director]:

     I am pleased to advise you that you were automatically granted as of the _____ day of ________, 2000 (the "Grant Date")__________shares of the validly issued common stock of the Company, $.50 par value per share (the "Shares") subject and pursuant to the terms and conditions of the Ogden Corporation (the "Company") Restricted Stock Plan for Non-Employee Directors (the "Plan") and this letter. The purchase price for the Shares is zero. The Shares are subject to certain restrictions relating to the passage of time as a director. While such restrictions are in effect, the Shares subject to such restrictions are referred to herein as "Restricted Stock".

     1. VESTING. The Restricted Stock will become vested and cease to be Restricted Stock (but will remain subject to paragraph 5 of this letter) on the three month anniversary of the Grant Date (the "Restriction Period"). Notwithstanding the foregoing, the Restricted Stock will become vested and cease to be Restricted Stock (but will remain subject to paragraph 5 of this letter) upon the earliest of the following to occur; (i) your attainment of age seventy-two (72); (ii) your Disability; (iii) your death; or (iv) the occurrence of a Change in Control.

     2. FORFEITURE. If you incur a Termination of Directorship for any reason (other than your Disability or death) including, without limitation, retirement, resignation or failure to stand for reelection or for Cause during the relevent Restricted Period, you will forfeit to the Company, without compensation, any and all unvested Restricted Stock.

     3. RIGHTS AS A HOLDER OF RESTRICTED STOCK. From and after the Grant Date, you will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends will be treated, to the extend required by applicable law, as taxable income for tax purposes), and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Stock, with the exceptions that (i) you will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period has expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and any other property ("RS Property") issued in respect of the Restricted Stock (other than regular cash dividends which will be paid to you) during the Restriction Period; (iii) no RS Property will bear interest or be segregated in separate accounts during the Restriction Period; and (iv) you may not Transfer the Restricted Stock during the Restriction Period.

     4. TAXES; SECTION 83(B) ELECTION. You acknowledge that it is your sole responsibility to pay any taxes arising in connection with the Restricted Stock and that it is your sole responsibility, and not the Company's, to file timely and properly any election under Section 83(b) of the

Internal Revenue Code and any corresponding provisions of state tax laws, if you wish to utilize such election.

     5. SECURITIES REPRESENTATIONS. The Shares are being issued to you in reliance upon the following express representations and warranties: (i) you have been advised that you are an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933 (the "Act") and in this connection the Company is relying in part your representations set forth in this section;
(ii) since you are an affiliate within the meaning of Rule 144 of the Act, the Shares must be held and sold only pursuant to any available exemption from any applicable resale restrictions or until the Company files a registration statement (or a "re-offer prospectus") with regard to such Shares and the Company is under no obligation to register the Shares (or to file a "re-offer prospectus"); and (iii) since you are an affiliate within the meaning of Rule 144 of the Act, you understand that the exemption from registration under Rule 144 will not be available unless (x) a public trading market then exists for the Shares of the Company; (y) adequate information concerning the Company is then available to the public; and (z) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

     6. ATTORNEY-IN-FACT STATUS. The Company, its successors and assigns, is hereby appointed your attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this letter and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Upon the Board of Director's request, you will deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.

     7. PLAN PROVISIONS CONTROL. This letter and the grant hereunder are subject to all the restrictions, terms and provisions of the Plan which are incorporated herein by reference. In the event of an inconsistency between any provisions of the Plan and this letter, unless otherwise indicated, the terms of the Plan will control. The capitalized terms in this letter that are not otherwise defined have the same meaning as set forth in Article I of the Plan.

                             *       *       *

A copy of the Plan is attached to this letter. Please sign a copy of this letter acknowledging and accepting the terms and conditions of the grant and return it to___________at Ogden Corporation, Two Pennsylvania Plaza, New York, New York______________ within 60 days after the day and year first above written. If you have any questions in connection with the grant, feel free to call ________________ at ______________.


Very truly yours,


George L. Farr


Accepted:

___________________             ________________
Name                            Date